Investor Relations Contact:
Alan B. Catherall
77 0 485-2527

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS FIRST QUARTER 2006 RESULTS

ATLANTA, April 27, 2006 - Numerex Corp. (NASDAQ: NMRX), a leader in wireless M2M data communications, today announced financial results for the first quarter of 2006 reporting GAAP net income of $476,000 or $0.04 basic and fully diluted earnings per share compared to a GAAP net loss of $479,000 or basic and fully diluted losses per share of $(0.04) for the same quarter in 2005. Net income excluding stock-based compensation expenses and expenses associated with the conversion feature on debt that was converted into equity earlier this year was $713,000 (“non-GAAP income”) compared to a loss of $479,000 for the same quarter in 2005 using the same non-GAAP income measurement. Basic and fully diluted earnings per share calculated from this non-GAAP income was $0.06 compared to $(0.04) for the same quarter in 2005. All non-GAAP information is reconciled in the “ Non-GAAP Condensed Consolidated Statement of Operations” table below.

“We are very pleased with the first quarter’s financial performance and the successful integration of our Airdesk acquisition,” stated Stratton Nicolaides, Chairman and CEO of Numerex. “Additionally, we began the initial introduction of our digital security product offering, which showed strong demand from customers. We are very encouraged by the continued market acceptance of our M2M value proposition resulting in record wireless activity and a robust opportunity pipeline.”

Net revenues for the first quarter were $11.8 million, which is toward the higher end of the Company’s first quarter guidance range of $11.4 to $11.9 million. This is compared to $6.2 million for the first quarter of 2005 and represents revenue growth of greater than 90%. The year over year increase in revenues was primarily attributable to the addition of Airdesk revenues and, to a lesser extent, growth in wireless M2M products and services.

Wireless M2M revenues were over $10.4 million compared to revenues of $4.9 million for the comparable period in 2005. Wireless revenues benefited from a general increase in M2M products and services activity, specifically the Company’s Uplink wireless security business. The launch of the Company’s digital product suite, branded Digital Uplink, drove record network activations for the quarter, which will accelerate the growth in recurring service revenues in subsequent quarters. Airdesk met performance targets with record unit sales of wireless modules and is poised to begin adding network access customers, incrementally increasing recurring service revenue opportunities.

Gross margins for the first quarter of 2006 were 35.4% compared to 43.5% for the comparable period of 2005. The decrease in gross margins was a result of the Airdesk acquisition producing a higher mix of product revenues versus service revenues compared to last year. Product revenues for the quarter totaled 64% of total revenues as compared to 42% last year. However, we expect to see improvements in gross margins over time as Airdesk adds network connections, which results in incremental margin contribution derived from the higher margin service revenues.

Operating expenses totaled $3.5 million compared to $2.9 million for the same period in 2005. Despite the increase in operating expenses on an absolute dollar basis, operating expenses decreased as a percentage of revenues to 30%, as compared to 47% last year, indicating increasing leverage in the business. Numerex began expensing stock option costs on January 1, 2006 as a result of the adoption of Statement of Financial Accounting Standard No. 123R and the first quarter 2006 total includes non-cash stock option compensation costs of $100,000.

Interest expense of $150,000 for the first quarter of 2006 compares to $191,000 for the same period in 2005. Included in the amount for 2006 is a non-cash charge related to the $1.2 million of debt that was converted to equity in February 2006. This charge totaled $137,000 and was required by the Emerging Issues Task Force standards 00-27 and 98-5 that proscribes the accounting treatment for convertible debt that includes financial instruments, such as warrants. As a result of this conversion, the Company has now reduced its total debt level to $1.2 million. This remaining non-convertible debt resulted from the Airdesk acquisition, and will be paid in two installments over the next 18 months.

As noted in a previous press announcement, the Airdesk transaction consisted of an asset purchase with debt assumption and common stock consideration totaling approximately $4 million with an additional $1.5 million in the form of an earn-out. Numerex paid approximately $1.4 million of these debts and other transaction costs at close. These payments were partially offset by the generation of cash from operating activities and, as a result, cash and short term investment balances declined from $4.4 million at December 31, 2005 to $3.4 million at March 31, 2006. The balance sheet continues to remain strong with a current ratio of 1.3 to 1 with shareholders equity improving 12% to $32 million.

Mr. Nicolaides concluded: “We continue to be very encouraged by the demand in our core wireless M2M products and services and, as a result, anticipate a strong revenue performance throughout the year. We estimate total revenues to range between $12.0 million and $12.5 million for the second quarter of 2006 while attaining continued profitability. We continue to expect 35% to 45% in wireless M2M revenue growth, consistent with our previous guidance, which includes for comparative purposes Airdesk’s 2005 revenues.”

Use of Non-GAAP Financial Information
Numerex provides “non-GAAP income” data as additional information for its operating results. Numerex believes that this presentation of non-GAAP financial measures provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Numerex’s past performance and certain additional financial or business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

Conference Call and Web cast Information
Numerex will conduct a conference call on April 27th at 11:00 A.M., Eastern Daylight Time, accessible by calling 888 243-3996 in the U.S. and Canada, or 973 935-2403 international. A live Web cast of the call will also be available via Numerex’s Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex’s Web site beginning two hours after the call.

About Numerex

Numerex Corp. (NASDAQ: NMRX) is a leader in providing wireless fixed and mobile machine-to-machine (M2M) solutions, as well as a broad range of reliable, competitive network services and technology. A single-source provider for M2M requirements, Numerex enables real-time wireless data communications, monitoring, tracking, and service management tailored to the needs of each application, customer and industry, from vehicle location and tracking, to vending, to security and utilities. Wireless M2M network services and solutions are delivered through the Airdesk Wireless division. Wireless security solutions are delivered through the Uplink Security division. In addition to its core M2M business, Numerex markets proprietary digital multimedia and collaboration products to the educational and distance learning markets. It also provides networking and integration services to major telecommunications companies. Numerex primarily serves customers throughout the United States, Canada and Latin America. The company is headquartered in Atlanta, Georgia. Website www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

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NUMEREX CORP.
CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	March 31,	December 31,
	2005	2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and short term investments	$ 3,380	$ 4,359
Accounts receivable, less allowance for doubtful accounts of $749 at March 31, 2006 and $704 at December 31, 2005:	8,433	6,046
Inventory	2,983	1,694
Prepaid expenses and other current assets	641	517
TOTAL CURRENT ASSETS	15,437	12,616

Property and Equipment, Net	1,139	986
Goodwill, Net	16,912	15,014
Other Intangibles, Net	8,371	6,268
Software, Net	1,285	1,020
Other Assets	222	444
TOTAL ASSETS	$ 43,366	$ 36,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 7,043	$ 3,911
Other current liabilities	2,673	2,326
Note payable, current	500	490
Deferred revenues	1,183	1,056
Obligations under capital leases, current portion	59	58
TOTAL CURRENT LIABILITIES	11,458	7,841

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	45	60
Note Payable	700	718
TOTAL LONG TERM LIABILITIES	745	778

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value; authorized 30,000,000; issued 14,991,919 shares at March 31, 2006 and 14,033,877 shares at December 31, 2005	43,097	40,050
Additional paid-in-capital	1,062	1,136
Treasury stock, at cost, 2,391,400 shares on March 31, 2006 and December 31, 2005	(10,197)	(10,197)
Class B common stock - no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(23)	(8)
Accumulated deficit	(2,776)	(3,252)
TOTAL SHAREHOLDERS' EQUITY	31,163	27,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 43,366	$ 36,348

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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net revenues:
Product	$ 7,599	$ 2,622
Service	4,244	3,555
Total net revenues	11,843	6,177

Cost of product revenues (excluding depreciation)	6,174	2,186
Cost of service revenues (excluding depreciation and amortization)	1,432	1,255
Depreciation and amortization	44	51
Gross Profit	4,193	2,685
	35.4%	43.5%
Selling, general, and administrative expenses	2,793	2,210
Research and development expenses	296	270
Depreciation and amortization	448	454
Operating profit / (loss)	656	(249)

Interest income and (expense), net	(150)	(191)
Other income and (expense), net	-	-
Profit/(loss) before taxes	506	(440)

Provision for income taxes	30	39
Net profit (loss)	$ 476	$ (479)

Basic and Diluted earnings (loss) per common share	$ 0.04	$ (0.04)
Number of shares used in per share calculation
Basic	12,145	10,837
Diluted	12,761	10,837

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Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended
	March 31,
Net Revenues:	2006	2005	Change
Wireless Data Communications
Product	$ 7,293	$ 2,310	$ 4,983
Service	3,109	2,546	563
Sub-total	10,403	4,856	5,547

Digital Multimedia, Networking and Wireline Security
Product	305	312	(7)
Service	1,135	1,009	126
Sub-total	1,440	1,321	119

Total
Product	7,598	2,622	4,976
Service	4,244	3,555	689
Total net revenues	11,843	6,177	5,666

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Numerex Corp.
Non-GAAP Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2006

	GAAP		Non-GAAP
	Results	Adjustments	Results (a)
Net revenues:
Product	$ 7,599		$ 7,599
Service	4,244		4,244
Total net revenues	11,843	-	11,843

Cost of product revenues (excluding depreciation)	6,174		6,174
Cost of service revenues (excluding depreciation and amortization)	1,432		1,432
Depreciation and amortization	44		44
Gross Profit	4,193	-	4,193

Selling, general, and administrative expenses	2,793	(100)	2,693
Research and development expenses	296		296
Depreciation and amortization	448		448
Operating profit / (loss)	656	100	756

Interest income and (expense), net	(150)	137	(13)
Other income and (expense), net	-	-	-
Profit/(loss) before taxes	506	237	743

Provision for income taxes	30		30
Net profit (loss)	$ 476	$ 237	$ 713

Basic and Diluted earnings (loss) per common share	$ 0.04		$ 0.06
Number of shares used in per share calculation
Basic	12,145		12,145
Diluted	12,761		12,761

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock option expense and the conversion feature associated with debt converted to equity earlier this year

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